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                                                                   EXHIBIT 23.12

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                                /s/ Richard D. McCormick
                                          -------------------------------------
                                                  Richard D. McCormick
Dated: March 31, 1994